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                                                                   EXHIBIT 10.15

     NON-COMPETITION AGREEMENT (the "Agreement") made as of this 30th day of September, 1997, by and between MIL 3, INCORPORATED (the "Company"), a Delaware corporation, and MARC A. COHEN ("Cohen"), an individual residing in Washington, D.C. (The Company and Cohen are each sometimes referred to herein as a "Party" and collectively as the "Parties.")

                                 WITNESSETH:

     WHEREAS, in accordance with a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of September, 1997 among Summit Investors III, L.P. and Summit Ventures IV, L.P. (together, the "Investors") and the Company, the Investors have purchased from the Company a total of 144,640 shares of the Company's Series A Convertible Preferred Stock, par value $ .001 per share (the "Series A Preferred Stock"); and

     WHEREAS, Cohen is currently the Chairman and Chief Executive Officer of the Company; and

     WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed and delivered by Cohen and the Parties are willing to execute and deliver this Agreement and to be bound by the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties intending legally to be bound hereby, agree with each other as follows:

          1.   Covenant Not to Compete.
               -----------------------

               (a) While Cohen is employed by the Company and, in the event that Cohen's employment with the Company has terminated either at his voluntary election or for "good cause" (as hereafter defined), for a period of twelve months thereafter, Cohen agrees that he will not, directly or indirectly, for himself or on behalf of or in conjunction with any other person, partnership, corporation or other entity, own, maintain, engage in, render any services for, manage, have any financial interest in, permit his name to be used in or hire or solicit any employees or customers of the Company for any enterprise in competition with any of the Company's products or services in any market served by the Company or any market in which the Company has, as of the date of such termination, firm documented plans to enter within six months after such date. Notwithstanding the foregoing, Cohen may during his employment and thereafter own up to one percent (1%) of the outstanding voting securities of any publicly-held company.

               (b) If, at the time of enforcement of any provision of Section 1(a) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.
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               (c)  As used herein, "good cause" means a written determination in good faith by a disinterested majority of the board of directors of the Company after compliance with the procedures set forth in Section 1(d), which determination specifies:

                    (i) Cohen's habitually willful or negligent failure to perform the duties that he is required to perform as directed by the board of directors of the Company;

                    (ii) Cohen's commission of any act or acts of demonstrable dishonesty resulting in a material detriment to the Company;

                    (iii) Cohen's conviction of a felony or other crime involving dishonesty or moral turpitude; or

                    (iv) Cohen's inability to perform his normal duties for the Company by reason of illness, injury or incapacity for a period of one hundred twenty (120) substantially consecutive days.

               (d) If the Company asserts that any of the events or circumstances specified in Section 1(c) above as constituting good cause for Cohen's termination has occurred, the Company will serve a written notice upon Cohen (with a copy to the Investors) specifying such events or circumstances in detail. Thereafter, Cohen shall have a period of not less than thirty (30) days in which to cure any such alleged deficiencies which are specified in such written notice. If, after such written notice and opportunity to cure and upon consideration of all information supplied by Cohen in response to the Company's assertion, a disinterested majority of the Company's board of directors, in good faith, makes a written determination that good cause for Cohen's termination existed, then the provisions of Section 1(a) shall be applicable to Cohen's activities.

          2.   Confidential Information.  All information, data and documents
               ------------------------
concerning the Company's business and affairs provided by the Company to Cohen in whatever form (the "Confidential Information") is confidential and proprietary to the Company, and Cohen agrees that, except as appropriate in the performance of his duties as Chairman and Chief Executive Officer of the Company, and after the termination of his employment with the Company, to protect the Confidential Information from further disclosure to any third party.

               (a) Cohen's obligation to maintain the confidentiality of the Confidential Information as set forth in this Agreement is not applicable to any information, data or document which:

                    (i) is or becomes known to the public other than through the act or omission of Cohen;

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                    (ii)   is required to be disclosed under applicable law or
                           by a governmental order, decree, regulation or rule (provided that Cohen shall give written notice to the Company prior to such disclosure so as to permit the Company to assert its rights and protect the confidentiality thereof);

                    (iii) was acquired by Cohen from a third party which Cohen does not know or have reason to know obtained the same from the Company, either directly or indirectly, under an agreement to maintain its confidentiality; or

                    (iv) was developed by Cohen independently of any information, data or document which he received from the Company and as to which he owes no obligation of confidentiality.

          3.   Miscellaneous
               -------------

               (a)  Notices.  Any notice provided for in this Agreement must be
                    -------
in writing and must be delivered to the recipient, by courier or by mail, postage pre-paid, at the address below indicated:

     To the Company:

          MIL 3, Incorporated
          3400 International Drive
          Washington, D.C. 20008
          Attn:  Marc A. Cohen, Chairman and Chief Executive Officer

     To Cohen:

          Marc J. Cohen
          c/o MIL 3, Incorporated
          3400 International Drive, N.W.
          Washington, D.C. 20008
          Attn: Marc Cohen, Chairman
           and Chief Executive Officer

     To the Investors:

          Summit Ventures IV, L.P.
          Summit Investors III, L.P.
          c/o Summit Partners, L.P.
          600 Atlantic Avenue
          Boston, MA  02110
          Attn: Bruce Evans

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     with copy to:

          Hutchins, Wheeler & Dittmar
          101 Federal Street
          Boston, MA  02120
          Attn:  James Westra, Esquire

or such other address or to the attention of such other person as the recipient shall have specified by prior written notice to the sending Party. Notices given in accordance with the foregoing shall be deemed received (i) upon receipt, if hand delivered, and (ii) five business days after deposited in the U.S. mail, if sent by mail.

               (b)  Amendments and Waivers.  As long as the Investors own
                    ----------------------
shares of the Series A Preferred Stock, this Agreement may not be amended, modified or terminated without the prior written consent of the Investors. Except as provided in the preceding sentence, amendments or additions to this Agreement may be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of each of the Parties.

               (c)  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement of the Parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement.

               (d)  Equitable Relief.  Each of the Parties recognizes that the
                    ----------------
Company shall not have an adequate remedy at law if Cohen fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and Cohen expressly agrees that in the event of any failure by him to comply with this Agreement, the Company shall be entitled to seek specific performance of such Cohen's obligations hereunder and that Cohen will not oppose an application seeking such specific performance.

               (e)  Binding Effect; Assignment.  This Agreement shall be
                    --------------------------
binding upon and inure to the benefit of the successors and assigns of the Parties hereto.

               (f)  General; Definitions.  The Section headings contained in
                    --------------------
this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Reference to the term "Section" herein is to a Section of this Agreement. In this Agreement the singular includes the plural, the plural the singular, and the use of any gender includes the neuter, masculine and feminine genders.

               (g)  Severability.  If any provision of this Agreement shall be
                    ------------
found by any court of competent jurisdiction to be invalid or unenforceable, the Parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and,

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as modified, shall be enforced as any other provision hereof, with all the other provisions hereof continuing in full force and effect.

               (h)  Counterparts.  This Agreement may be executed in two
                    ------------
counterparts, each of which shall constitute an original but both of which together shall constitute one and the same instrument.

               (i)  Governing Law.  This Agreement shall be deemed a contract
                    -------------
made under the laws of the State of New York and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

               (j)  Third Party Beneficiaries. This Agreement is made for the
                    -------------------------
benefit of the Parties hereto and shall not confer any rights or benefits on any person not a party hereto.


                        [Signatures on following page]

                                       5
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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.


                                   /s/ Marc A. Cohen
                                   ------------------------------
                                   MARC A. COHEN



                                   MIL 3, INCORPORATED


                                   By: /s/ Alain Cohen
                                      ---------------------------
                                   Its: President
                                       --------------------------